UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: February 4, 2009 (Date of earliest event reported)

The Student Loan Corporation (Exact name of registrant as specified in its charter)

Delaware	1-11616	16-1427135

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 Washington Boulevard
Stamford, Connecticut (Address of principal executive offices)		06901 (Zip Code)

(203) 975-6320 (Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement
Effective January 29, 2009, the directors, executive officers and treasurer of the Student Loan Corporation (the Company) entered into individual indemnity agreements with the Company.  The indemnity agreements are intended to provide further assurance that the indemnity protection provided in the Company’s By-Laws for events occurring during the tenure of a director or officer of the Corporation will be honored, notwithstanding a change to the Company’s By-Laws with respect to indemnity protection subsequent to such tenure.

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) On January 29, 2009, The Student Loan Corporation’s Board of Directors approved an amendment to the Company’s By-Laws, which became effective as of such date. The amendment modifies Section 1.07 by changing the Company’s voting standard in an uncontested election from a plurality voting standard to a majority voting standard, and also provides a procedure to be followed when an incumbent director in an uncontested election is not elected by a majority vote.

A copy of the By-Laws Of The Student Loan Corporation (as amended through January 29, 2009) is being filed as an exhibit to this Form 8-K and is incorporated herein by reference in its entirety.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: THE STUDENT LOAN CORPORATION

Date: February 4, 2009

By: /s/ Scot H. Parnell
Name: Scot H. Parnell
Title: Chief Financial Officer